--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 11-K

              [X] Annual Report Pursuant to Section 15(d) of
                  the Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1998

                                       or

              [_] Transition Report Pursuant to Section 15(d)
                  of the Securities Exchange Act of 1934

 For the transition                                         Commission file
 period from __ to ___                                       number 1-8607

                       BellSouth Retirement Savings Plan

                             BellSouth Corporation
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                               Table of Contents

Item                                                                        Page
----                                                                        ----
1. Financial Statements
   Report of Independent Accountants.......................................   2
   Consent of Independent Accountants......................................   3
   Statement of Net Assets Available for Benefits With Fund
    Information as of December 31, 1998....................................   4
   Statement of Net Assets Available for Benefits With Fund
    Information as of December 31, 1997....................................   6
   Statement of Changes in Net Assets Available for Benefits With Fund
    Information for the Year ended December 31, 1998.......................   8
   Statement of Changes in Net Assets Available for Benefits With Fund
    Information for the Year ended December 31, 1997.......................  10
   Statement of Changes in Net Assets Available for Benefits With Fund
    Information for the Year ended December 31, 1996.......................  12
   Notes to Financial Statements...........................................  14
2. Supplemental Schedule
   Item 27a--Schedule of Assets Held for Investment Purposes............... S-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrator of The BellSouth Retirement Savings Plan:

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the BellSouth Retirement Savings Plan (the "Plan"), formerly the BellSouth Management Savings and Employee Stock Ownership Plan, at December 31, 1998 and 1997, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. This supplemental schedule and fund information are the responsibility of the Plan's management. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP
Atlanta, Georgia

June 25, 1999

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38264) of BellSouth Corporation of our report dated June 25, 1999 relating to the financial statements of the BellSouth Retirement Savings Plan, formerly the BellSouth Management Savings and Employee Stock Ownership Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia

June 25, 1999

                                                                BELLSOUTH RETIRE

                                               STATEMENT OF NET ASSETS AVAILABLE

                                                                        December
                                                                         (In Tho

                                                                           Fidelity
                          BellSouth   Indexed   Interest                    Growth
                            Stock      Stock     Income    Bond   Balanced & Income
                             Fund       Fund      Fund     Fund     Fund   Portfolio
         ASSETS           ---------- ---------- -------- -------- -------- ---------
Allocated share of Trust
 net assets.............  $2,206,688 $1,105,530 $950,384 $119,953 $114,254 $179,926
Investment in BellSouth
 Retirement Savings
 Employee Stock
 Ownership Plan Trust:
 Shares of BellSouth
  common stock allocated
  to participants.......         --         --       --       --       --       --
 Shares of BellSouth
  common stock held for
  future allocation.....         --         --       --       --       --       --
 Temporary cash
  investments...........         --         --       --       --       --       --
                          ---------- ---------- -------- -------- -------- --------
  Total Investments.....   2,206,688  1,105,530  950,384  119,953  114,254  179,926
Contributions
 receivable.............       1,590      1,379      579      124      201      421
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 receivable--net........      43,691        --       --       --       --       --
                          ---------- ---------- -------- -------- -------- --------
  Total Assets..........   2,251,969  1,106,909  950,963  120,077  114,455  180,347
                          ---------- ---------- -------- -------- -------- --------
      LIABILITIES

Distributions payable...         543        151      178        7       23       36
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 payable--net...........         --       1,788   40,544      230      226       30
Notes payable...........         --         --       --       --       --       --
                          ---------- ---------- -------- -------- -------- --------
  Total Liabilities.....         543      1,939   40,722      237      249       66
                          ---------- ---------- -------- -------- -------- --------
Net Assets Available for
 Benefits...............  $2,251,426 $1,104,970 $910,241 $119,840 $114,206 $180,281
                          ========== ========== ======== ======== ======== ========



                                             The accompanying notes are an integ

MENT SAVINGS PLAN

FOR BENEFITS WITH FUND INFORMATION

31, 1998
usands)

 Vanguard
   Index                T. Rowe DFA U.S.                                       Employee Stock
   Trust     DFA U.S.    Price  Large Cap      DFA                             Ownership Plan
  Growth    6-10 Value  Mid-Cap Value II  International Participant        ----------------------
 Portfolio Portfolio II Growth    Fund    Value II Fund    Loans    Other  Allocated  Unallocated   Total
 --------- ------------ ------- --------- ------------- ----------- ------ ---------- ----------- ----------

 $129,181    $67,832    $57,098  $30,967     $32,723      $59,503   $8,552 $      --   $    --    $5,062,591






      --         --         --       --          --           --       --   1,257,725       --     1,257,725


      --         --         --       --          --           --       --         --    848,865      848,865

      --         --         --       --          --           --       --       4,962    13,726       18,688
 --------    -------    -------  -------     -------      -------   ------ ----------  --------   ----------
  129,181     67,832     57,098   30,967      32,723       59,503    8,552  1,262,687   862,591    7,187,869

      299        165        155       82          70          --       --         --        --         5,065



      --         234         27      --          100           69      --         --        --        44,121
 --------    -------    -------  -------     -------      -------   ------ ----------  --------   ----------
  129,480     68,231     57,280   31,049      32,893       59,572    8,552  1,262,687   862,591    7,237,055
 --------    -------    -------  -------     -------      -------   ------ ----------  --------   ----------


       23          4          2        3           5           26    7,171        110       --         8,282



       83        --         --       315         --           --     1,381         34       --        44,631
      --         --         --       --          --           --       --         --    313,122      313,122
 --------    -------    -------  -------     -------      -------   ------ ----------  --------   ----------
      106          4          2      318           5           26    8,552        144   313,122      366,035
 --------    -------    -------  -------     -------      -------   ------ ----------  --------   ----------

 $129,374    $68,227    $57,278  $30,731     $32,888      $59,546   $  --  $1,262,543  $549,469   $6,871,020
 ========    =======    =======  =======     =======      =======   ====== ==========  ========   ==========



ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                               STATEMENT OF NET ASSETS AVAILABLE

                                                                        December
                                                                         (In Tho

                                                                               Fidelity
                              BellSouth   Indexed   Interest                    Growth
                                Stock      Stock     Income    Bond   Balanced & Income
                                 Fund       Fund      Fund     Fund     Fund   Portfolio
            ASSETS            ---------- ---------- -------- -------- -------- ---------
  Allocated share of Trust
   net assets...............  $1,149,889 $1,040,749 $893,461 $109,987 $105,201 $160,583
  Investment in BellSouth
   Retirement Savings
   Employee Stock Ownership
   Plan Trust:
   Shares of BellSouth
    common stock allocated
    to participants.........         --         --       --       --       --       --
   Shares of BellSouth
    common stock held for
    future allocation.......         --         --       --       --       --       --
   Temporary cash invest-
    ments...................         --         --       --       --       --       --
                              ---------- ---------- -------- -------- -------- --------
    Total Investments.......   1,149,889  1,040,749  893,461  109,987  105,201  160,583
  Contributions receivable..       1,137      1,648    1,072      160      278      512
  Fund, BellSouth Savings
   and Security Plan and
   other transfers
   receivable--net..........       4,753        --     1,910      --       --       --
                              ---------- ---------- -------- -------- -------- --------
    Total Assets............   1,155,779  1,042,397  896,443  110,147  105,479  161,095
                              ---------- ---------- -------- -------- -------- --------
         LIABILITIES

  Distributions payable.....         294        304      441       15       60       17
  Fund, BellSouth Savings
   and Security Plan and
   other transfers payable--
   net......................         --       1,397      --       100      106      --
  Notes payable.............         --         --       --       --       --       --
                              ---------- ---------- -------- -------- -------- --------
    Total Liabilities.......         294      1,701      441      115      166       17
                              ---------- ---------- -------- -------- -------- --------
  Net Assets Available for
   Benefits.................  $1,155,485 $1,040,696 $896,002 $110,032 $105,313 $161,078
                              ========== ========== ======== ======== ======== ========


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 FOR BENEFITS WITH FUND INFORMATION

 31, 1997
usands)

 Vanguard
   Index                T. Rowe DFA U.S.                                       Employee Stock
   Trust     DFA U.S.    Price  Large Cap      DFA                             Ownership Plan
  Growth    6-10 Value  Mid-Cap Value II  International Participant         ---------------------
 Portfolio Portfolio II Growth    Fund    Value II Fund    Loans     Other  Allocated Unallocated   Total
 --------- ------------ ------- --------- ------------- ----------- ------- --------- ----------- ----------

  $46,140    $101,890   $40,806  $37,863     $31,881      $60,840   $14,234 $    --    $    --    $3,793,524






      --          --        --       --          --           --        --   663,342        --       663,342


      --          --        --       --          --           --        --       --     570,293      570,293

      --          --        --       --          --           --        --     3,858     14,106       17,964
 --------    --------   -------  -------     -------      -------   ------- --------   --------   ----------
   46,140     101,890    40,806   37,863      31,881       60,840    14,234  667,200    584,399    5,045,123
      185         176        90       64          69          --        --     4,711        --        10,102



      247         337       135      --          --            88       --       --         --         7,470
 --------    --------   -------  -------     -------      -------   ------- --------   --------   ----------
   46,572     102,403    41,031   37,927      31,950       60,928    14,234  671,911    584,399    5,062,695
 --------    --------   -------  -------     -------      -------   ------- --------   --------   ----------


       20          89        30       36           2           11     6,286      188        --         7,793



      --          --        --       135         131          --      7,948      147        --         9,964
      --          --        --       --          --           --        --       --     356,477      356,477
 --------    --------   -------  -------     -------      -------   ------- --------   --------   ----------
       20          89        30      171         133           11    14,234      335    356,477      374,234
 --------    --------   -------  -------     -------      -------   ------- --------   --------   ----------

 $ 46,552    $102,314   $41,001  $37,756     $31,817      $60,917   $   --  $671,576   $227,922   $4,688,461
 ========    ========   =======  =======     =======      =======   ======= ========   ========   ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                                           STATEMENT OF CHANGES
                                                              FOR BENEFITS WITH

                                                                  Year Ended Dec
                                                                         (In Tho

                                                                                Fidelity
                             BellSouth   Indexed    Interest                     Growth
                               Stock      Stock      Income    Bond   Balanced  & Income
                                Fund       Fund       Fund     Fund     Fund    Portfolio
                             ---------- ----------  -------- -------- --------  ---------
   Net Assets Available for
    Benefits,
    December 31, 1997......  $1,155,485 $1,040,696  $896,002 $110,032 $105,313  $161,078
                             ---------- ----------  -------- -------- --------  --------
   Employee contributions..      38,881     49,196    31,162    5,207    7,731    15,368
   Transfer of
    participants'
    balances--net..........     195,300   (181,786)   17,034    4,693  (10,731)  (27,030)
   Employing company
    contributions..........         --         --        --       --       --        --
   Supplemental
    contributions..........         --         --        --       --       --        --
   Allocation of shares to
    participants...........         --         --        --       --       --        --
   Transfer for loan
    repayment..............         --         --        --       --       --        --
                             ---------- ----------  -------- -------- --------  --------
   Total Contributions,
    Allocations and
    Transfers..............     234,181   (132,590)   48,196    9,900   (3,000)  (11,662)
   Allocated share of Trust
    investment activities..     951,469    267,172    56,477    9,655   20,798    42,185
                             ---------- ----------  -------- -------- --------  --------
   Total Additions.........   1,185,650    134,582   104,673   19,555   17,798    30,523
                             ---------- ----------  -------- -------- --------  --------
   Less:Distributions to
        participants.........    89,709     70,308    90,434    9,747    8,905    11,320
        Interest on notes
        payable............         --         --        --       --       --        --
                             ---------- ----------  -------- -------- --------  --------
   Net Assets Available for
     Benefits,
    December 31, 1998......  $2,251,426 $1,104,970  $910,241 $119,840 $114,206  $180,281
                             ========== ==========  ======== ======== ========  ========


                                            The accompanying notes are an integ

MENT SAVINGS PLAN

IN NET ASSETS AVAILABLE
FUND INFORMATION

ember 31, 1998
usands)

 Vanguard
   Index                 T. Rowe DFA U.S.                                       Employee Stock
   Trust    DFA U.S. 6-   Price  Large Cap      DFA                             Ownership Plan
  Growth      10 Value   Mid-Cap Value II  International Participant        -----------------------
 Portfolio  Portfolio II Growth    Fund    Value II Fund    Loans    Other  Allocated   Unallocated   Total
 ---------  ------------ ------- --------- ------------- ----------- -----  ----------  ----------- ----------


 $ 46,552     $102,314   $41,001  $37,756     $31,817      $60,917   $ --   $  671,576   $ 227,922  $4,688,461
 --------     --------   -------  -------     -------      -------   -----  ----------   ---------  ----------
    8,531        7,440     5,285    3,321       3,026          --      --          --          --      175,148


   49,022      (31,294)    3,946  (11,553)     (4,852)          35    (733)    (11,693)        --       (9,642)

      --           --        --       --          --           --      --          --          --          --

      --           --        --       --          --           --      --          --       47,444      47,444

      --           --        --       --          --           --      --      116,832    (116,832)        --

      --           --        --       --          --           --      --      (12,910)     12,910         --
 --------     --------   -------  -------     -------      -------   -----  ----------   ---------  ----------


   57,553      (23,854)    9,231   (8,232)     (1,826)          35    (733)     92,229     (56,478)    212,950

   29,180       (5,649)    9,425    3,751       4,538        4,941     733     547,026     409,620   2,351,321
 --------     --------   -------  -------     -------      -------   -----  ----------   ---------  ----------
   86,733      (29,503)   18,656   (4,481)      2,712        4,976     --      639,255     353,142   2,564,271
 --------     --------   -------  -------     -------      -------   -----  ----------   ---------  ----------

    3,911        4,584     2,379    2,544       1,641        6,347     --       48,288         --      350,117

      --           --        --       --          --           --      --          --       31,595      31,595
 --------     --------   -------  -------     -------      -------   -----  ----------   ---------  ----------


 $129,374     $ 68,227   $57,278  $30,731     $32,888      $59,546   $ --   $1,262,543   $ 549,469  $6,871,020
 ========     ========   =======  =======     =======      =======   =====  ==========   =========  ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                                            STATEMENT OF CHANGES
                                                               FOR BENEFITS WITH

                                                                  Year Ended Dec
                                                                         (In Tho

                                                                                       Vanguard
                                                                             Fidelity    Index
                          BellSouth    Indexed   Interest                     Growth     Trust
                            Stock       Stock     Income    Bond    Balanced & Income   Growth
                             Fund        Fund      Fund     Fund      Fund   Portfolio Portfolio
                          ----------  ---------- -------- --------  -------- --------- ---------
Net Assets Available for
 Benefits,
 December 31, 1996......  $1,052,299  $  761,227 $826,463 $119,638  $ 82,348 $ 56,617   $   --
                          ----------  ---------- -------- --------  -------- --------   -------
Employee contributions..      34,434      55,032   36,179    5,541     9,858   14,476     1,195
Transfer of
 participants'
 balances--net..........    (228,972)     39,775   82,261  (13,621)    3,014   67,796    44,262
Employing company
 contributions..........         --          --       --       --        --       --        --
Supplemental
 contributions..........         --          --       --       --        --       --        --
Allocation of shares to
 participants...........         --          --       --       --        --       --        --
Transfer for loan
 repayment..............         --          --       --       --        --       --        --
                          ----------  ---------- -------- --------  -------- --------   -------
Total Contributions,
 Allocations and
 Transfers..............    (194,538)     94,807  118,440   (8,080)   12,872   82,272    45,457
Allocated share of Trust
 investment activities..     392,729     255,306   54,817    8,987    18,321   28,682     1,570
                          ----------  ---------- -------- --------  -------- --------   -------
Total Additions.........     198,191     350,113  173,257      907    31,193  110,954    47,027
                          ----------  ---------- -------- --------  -------- --------   -------
Less: Distributions to
      participants......      95,005      70,644  103,718   10,513     8,228    6,493       475
      Interest on notes
      payable...........         --          --       --       --        --       --        --
                          ----------  ---------- -------- --------  -------- --------   -------
Net Assets Available for
 Benefits,
 December 31, 1997......  $1,155,485  $1,040,696 $896,002 $110,032  $105,313 $161,078   $46,552
                          ==========  ========== ======== ========  ======== ========   =======


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 IN NET ASSETS AVAILABLE
 FUND INFORMATION

ember 31, 1997
usands)


                 T. Rowe DFA U.S.                              American                               Employee Stock
    DFA U.S.      Price  Large Cap      DFA                Century/Twentieth                          Ownership Plan
   6-10 Value    Mid-Cap Value II  International  Berger    Century Growth   Participant          ----------------------
  Portfolio II   Growth    Fund    Value II Fund 100 Fund   Investors Fund      Loans     Other   Allocated  Unallocated
---------------- ------- --------- ------------- --------  ----------------- ----------- -------  ---------  -----------


  $     40,004   $   --   $19,709     $28,022    $ 39,805      $ 15,099        $58,275   $   230  $455,081    $ 93,129
  ------------   -------  -------     -------    --------      --------        -------   -------  --------    --------
         6,088     1,061    2,633       3,355       2,725         1,194            --        --        --          --


        42,050    39,161   10,590       2,685     (46,616)      (19,486)         1,464    (1,106)  (14,367)        --

           --        --       --          --          --            --             --        --      7,224         --

           --        --       --          --          --            --             --        --        --       44,536

           --        --       --          --          --            --             --        --     71,595     (71,595)

           --        --       --          --          --            --             --        --    (11,878)     11,878
  ------------   -------  -------     -------    --------      --------        -------   -------  --------    --------


        48,138    40,222   13,223       6,040     (43,891)      (18,292)         1,464    (1,106)   52,574     (15,181)

        17,555     1,046    7,193        (503)      6,506         4,809          4,293     1,050   197,965     185,174
  ------------   -------  -------     -------    --------      --------        -------   -------  --------    --------
        65,693    41,268   20,416       5,537     (37,385)      (13,483)         5,757       (56)  250,539     169,993
  ------------   -------  -------     -------    --------      --------        -------   -------  --------    --------

         3,383       267    2,369       1,742       2,420         1,616          3,115       174    34,044         --

           --        --       --          --          --            --             --        --        --       35,200
  ------------   -------  -------     -------    --------      --------        -------   -------  --------    --------


  $    102,314   $41,001  $37,756     $31,817    $    --       $    --         $60,917   $   --   $671,576    $227,922
  ============   =======  =======     =======    ========      ========        =======   =======  ========    ========


ral part of these financial statements.














        Total
     ----------


     $3,647,946
     ----------
        173,771


          8,890

          7,224

         44,536

             --

             --
     ----------


        234,421

      1,185,500
     ----------
      1,419,921
     ----------

        344,206

         35,200
     ----------


     $4,688,461
     ==========

                                                                BELLSOUTH RETIRE

                                                            STATEMENT OF CHANGES
                                                               FOR BENEFITS WITH

                                                                  Year Ended Dec
                                                                         (In Tho

                                                                            Fidelity
                          BellSouth   Indexed  Interest                      Growth     DFA U.S.
                            Stock      Stock    Income     Bond    Balanced & Income   6-10 Value
                             Fund       Fund     Fund      Fund      Fund   Portfolio Portfolio II
                          ----------  -------- --------  --------  -------- --------- ------------
Net Assets Available for
 Benefits,
 December 31, 1995......  $1,076,272  $490,665 $754,760  $124,036  $52,760   $   --     $12,576
                          ----------  -------- --------  --------  -------   -------    -------
Employee contributions..      46,536    56,662   48,145     8,141   12,487     3,952      1,486
Transfer-in of merged
 plan assets--net.......     117,707    89,075   67,608    13,409    6,984       --       2,796
Transfer of partici-
 pants' balances--net...     (91,381)   33,011  (19,131)  (20,774)   6,627    50,569     18,305
Employing company con-
 tributions.............         --        --       --        --       --        --         --
Supplemental contribu-
 tions..................         --        --       --        --       --        --         --
Allocation of shares to
 participants...........         --        --       --        --       --        --         --
Transfer for loan repay-
 ment...................         --        --       --        --       --        --         --
                          ----------  -------- --------  --------  -------   -------    -------
Total Contributions,
 Allocations and
 Transfers..............      72,862   178,748   96,622       776   26,098    54,521     22,587
Allocated share of Trust
 investment activities..     (17,652)  133,869   48,774     4,826    9,048     3,140      5,395
                          ----------  -------- --------  --------  -------   -------    -------
Total Additions.........      55,210   312,617  145,396     5,602   35,146    57,661     27,982
                          ----------  -------- --------  --------  -------   -------    -------
Less: Distributions to
 participants...........      79,183    42,055   73,693    10,000    5,558     1,044        554
  Interest on notes
   payable..............         --        --       --        --       --        --         --
                          ----------  -------- --------  --------  -------   -------    -------
Net Assets Available for
 Benefits,
 December 31, 1996......  $1,052,299  $761,227 $826,463  $119,638  $82,348   $56,617    $40,004
                          ==========  ======== ========  ========  =======   =======    =======


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 IN NET ASSETS AVAILABLE
 FUND INFORMATION

ember 31, 1996
usands)

 DFA U.S.       DFA                  American                            Employee Stock
Large Cap  International Berger  Century/Twentieth                       Ownership Plan
 Value II    Value II      100    Century Growth   Participant        ----------------------
   Fund        Fund       Fund    Investors Fund      Loans    Other  Allocated  Unallocated   Total
---------  ------------- ------- ----------------- ----------- -----  ---------  ----------- ----------


 $ 6,268      $13,851    $25,849      $ 9,970        $41,287   $--    $434,796    $161,553   $3,204,643
 -------      -------    -------      -------        -------   ----   --------    --------   ----------
     812        1,235      1,483          722            --     --         --          --       181,661

     616        2,839      4,544        1,423          7,561    --         --          --       314,562

   9,349        8,797      4,004        1,923          8,807    (64)       --          --        10,042

     --           --         --           --             --     --       6,518         --         6,518

     --           --         --           --             --     --         --       42,299       42,299

     --           --         --           --             --     --      58,923     (58,923)         --

     --           --         --           --             --     --     (10,405)     10,405          --
 -------      -------    -------      -------        -------   ----   --------    --------   ----------


  10,777       12,871     10,031        4,068         16,368    (64)    55,036      (6,219)     555,082

   2,966        1,760      5,170        1,544          2,284    306     (9,681)    (23,852)     167,897
 -------      -------    -------      -------        -------   ----   --------    --------   ----------
  13,743       14,631     15,201        5,612         18,652    242     45,355     (30,071)     722,979
 -------      -------    -------      -------        -------   ----   --------    --------   ----------

     302          460      1,245          483          1,664     12     25,070         --       241,323

     --           --         --           --             --     --         --       38,353       38,353
 -------      -------    -------      -------        -------   ----   --------    --------   ----------


 $19,709      $28,022    $39,805      $15,099        $58,275   $230   $455,081    $ 93,129   $3,647,946
 =======      =======    =======      =======        =======   ====   ========    ========   ==========


ral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

1. Plan Description

General

  The following description of the BellSouth Retirement Savings Plan (the
Plan), formerly the BellSouth Management Savings and Employee Stock Ownership Plan, provides only general information. For additional information, participants should refer to the Plan Prospectus/Summary Plan Description, as supplemented (SPD). A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000. In addition, copies of the Plan agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee,
Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The Plan was established by BellSouth Corporation (BellSouth) to provide a convenient way for employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The Plan consists of two parts: one is a profit sharing plan which includes a qualified cash or deferred arrangement and which is intended to qualify as such under Sections 401(a), 401(k) and 401(m) and related sections of the Internal Revenue Code of 1986, as amended (the Code); the second part is an employee stock ownership plan (ESOP) which is designed as a stock bonus plan to invest primarily in shares of BellSouth Common Stock and which is intended to qualify under Sections 401(a), 401(m) and 4975(e)(7) and related sections of the Code. All regular full-time and part-time employees of participating BellSouth companies who are not covered by a collective bargaining agreement, have attained the age of 21, and have completed at least six months of service are eligible to participate. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

Plan Merger, Amendment and Restatement

  Prior to April 1, 1996, the Plan operated as the BellSouth Management Savings and Employee Stock Ownership Plan. Effective April 1, 1996, the Plan was renamed; at the same time, another BellSouth plan, the BellSouth Enterprises Retirement Savings Plan (RSP), was merged with and into the Plan.

  Participants of the former RSP became participants in the Plan on April 1, 1996. These participants were credited with beginning account balances in the Plan which equaled their March 31, 1996 ending account balances within the RSP. As a result, both participant account and investment activity which occurred within the RSP prior to April 1, 1996 are excluded from the accompanying financial statements.

  Effective July 1, 1996, the Plan was amended and restated. Significant changes included a change in investment valuation methods and changes to various service functions provided by the Plan's recordkeeper and service center provider. Subsequent amendments resulted in changes associated with the withdrawal of funds by retired participants, the increments in which fund transfers and investment directions may be processed, installment payment flexibility and the liquidation of retired or terminated participant account balances.

Master Trust

  For investment purposes, the assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust). In addition, the Master Savings Trust also holds all assets of the BellSouth Savings and Security Plan
(SSP). Prior to its merger with the Plan, assets of the RSP were also held by the Master Savings Trust.

Investment Options

  At December 31, 1998, the Plan's assets were comprised of the following investment vehicles: BellSouth Stock Fund, Indexed Stock Fund, Interest Income Fund, Bond Fund, Balanced Fund and the following mutual funds: Fidelity Growth & Income Portfolio, Vanguard Index Trust Growth Portfolio, DFA U.S. 6-10 Value Portfolio II, T. Rowe Price Mid-Cap Growth, DFA U.S. Large Cap Value II Fund and DFA International Value II Fund. All investments are valued on a daily basis.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

1. Plan Description--(continued)

  During 1997, the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio replaced the Berger 100 Fund and the American Century/Twentieth Century Growth Investors Fund as investment options. All participant balances in, and subsequent contributions to, the replaced funds were reallocated according to participant direction or into the Interest Income Fund in the absence of such direction.

Concentrations of Risk

  At December 31, 1998 and 1997, the Plan's assets were significantly concentrated in shares of BellSouth Common Stock, the value of which is subject to fluctuations related to corporate, industry and economic factors.

  The Plan's other investment options include a variety of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities subject participants to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Statements of Net Assets Available for Benefits With Fund Information.

Vesting

  All participant and employing company contributions vest immediately.

Participant Loans (Whole Dollars)

  Participants may borrow from their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50 percent of their before-tax account balances as defined by the Plan document and any amounts rolled over to the Plan from other qualified plans. Loan balances are secured by the assets allocated to the participant's accounts and bear interest at various rates which ranged from 7.0% to 11.0% at December 31, 1998. Principal and interest are paid ratably through periodic payroll deductions for active employees and by coupon for nonactive employees.

Service Provider

   During 1998, Bankers Trust Company served as the Trustee for the Master Savings Trust and, through December 31, 1997, also served as the recordkeeper and service center provider for the Plan. Effective January 1, 1998, Metropolitan Life Insurance Company became the recordkeeper and service center provider for the Plan. Beginning May 1, 1999, State Street Bank & Trust Company will serve as the Trustee for the Master Savings Trust.

2. Accounting Policies

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates.

  With respect to the Statements of Net Assets Available for Benefits with Fund Information for the years presented, allocated share of Trust net assets includes investments at fair value, accrued interest income, accrued dividends, receivables for investments sold, payables for investments purchased and accrued administrative expenses of the Master Savings Trust.

  With respect to the Statements of Changes in Net Assets Available for Benefits with Fund Information for the years presented, allocated share of Trust investment activities includes the sum of realized gains, net of realized losses, the net change in unrealized appreciation/(depreciation) on the fair value of the investments,

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

2. Accounting Policies--(continued)

interest income, dividends, investment manager fees and other administrative fees paid by the Master Savings Trust.

  The values of investments in the Master Savings Trust are determined as follows:

  . Shares of BellSouth Common Stock and equity securities underlying the Indexed Stock Fund are valued on the basis of the closing price per share on December 31, 1998 and 1997 as reported on the New York Stock Exchange or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

  . The values of mutual funds, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchanges;

  . Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1998 and 1997 from published sources where available and, if not available, from other sources considered reliable; and

  . Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

3. Units of the Plan

  Participants in the Plan can direct their contributions among 11 investment options as described in Note 1. The interests of participants in each type of investment of the Plan are represented by units as described in Section 8 of the Plan document. Unit values are based on a beginning value of $1.00 as of January 1, 1994 and are adjusted based on the performance of the underlying investments and the expense of the Plan in each period.

  The number and value of units for investments, other than mutual funds, as of December 31, 1998 and 1997 were as follows:

                               December 31, 1998              December 31, 1997
                         ------------------------------ ------------------------------
Type of Investment       Number of Units Value per Unit Number of Units Value per Unit
------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   574,773,525      $3.9143       515,367,597      $2.2379
Indexed Stock Fund......   375,564,133       2.9385       454,449,668       2.2833
Interest Income Fund....   658,510,205       1.3814       689,444,667       1.2978
Bond Fund...............    84,288,469       1.4203        84,282,694       1.3023
Balanced Fund...........    54,433,387       2.0944        60,582,302       1.7313

  The number and value of units by quarter for each investment, other than mutual funds, during 1998 were as follows:

                                       BellSouth Stock Fund  Indexed Stock Fund
                                       -------------------- --------------------
                                        Number of   Value    Number of   Value
 1998                                     Units    per Unit    Units    per Unit
 ----                                  ----------- -------- ----------- --------
March................................. 508,094,922 $2.6895  441,452,660 $2.6008
June.................................. 552,726,031  2.6744  424,700,376  2.6869
September............................. 488,040,949  2.9872  413,054,316  2.4218
December.............................. 574,773,525  3.9143  375,564,133  2.9385

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

3. Units of the Plan--(continued)


                                        Interest Income Fund      Bond Fund
                                        -------------------- -------------------
                                         Number of   Value   Number of   Value
 1998                                      Units    per Unit   Units    per Unit
 ----                                   ----------- -------- ---------- --------
March.................................. 686,305,089 $1.3184  85,052,962 $1.3200
June................................... 620,164,446  1.3393  80,856,278  1.3490
September.............................. 776,549,579  1.3606  88,445,271  1.4262
December............................... 658,510,205  1.3814  84,288,469  1.4203
                                           Balanced Fund
                                        --------------------
                                         Number of   Value
 1998                                      Units    per Unit
 ----                                   ----------- --------
March..................................  60,059,699 $1.8732
June...................................  57,665,192  1.9298
September..............................  55,733,747  1.8775
December...............................  54,433,387  2.0944

  The values of mutual funds, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchanges.

  At December 31, 1998, the number of participants currently enrolled within the Plan by investment direction as described in Section 7 of the Plan document was as follows:

                                                                    Number of
                          Fund Description                         Participants
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................     3,921
   Entirely in Indexed Stock Fund.................................     2,036
   Entirely in Interest Income Fund...............................     1,467
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,208
   Equally in BellSouth Stock Fund and Interest Income Fund.......       627
   Equally in Indexed Stock Fund and Interest Income Fund.........       355
   Equally in Indexed Stock Fund and Fidelity Growth & Income
    Portfolio.....................................................       334
   Various fund combinations*.....................................    13,594
                                                                      ------
     Total Participants...........................................    23,542
                                                                      ======

--------
* Includes all other investment directions, each having less than 1% of participants.

4. Contributions

  Employee contributions to the Plan are recorded based on basic contributions of up to 6% and, for those participants wishing to contribute additional amounts, supplemental contributions of up to 9%, such that total contributions may not exceed 15% of compensation. Contributions are designated by the participants as before-tax or after-tax, subject to certain IRS limitations on before-tax contributions.

  As discussed in Section 3 of the Plan document, participants may also rollover amounts into the Plan from other qualified plans.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

4. Contributions--(continued)

  The employing company makes matching contributions to the ESOP in respect of each participant's authorized basic contributions. Employing company matching contributions vest immediately. The rate of the employing company matching contributions remains in effect for a twelve-month period from April 1 through March 31. The employing company matches 100% of a participant's first 2% of basic contributions. Basic contributions in excess of 2% are matched at a rate that varies from company to company. The range of matching rates for basic contributions in excess of 2% for the three years ended December 31, 1998 were as follows:

                                                     1998      1997      1996
                                                  ---------- --------- ---------
January-March.................................... 25% -  85% 25% - 75% 25% - 74%
April-December................................... 25% - 100% 25% - 85% 25% - 75%

5. Plan Expenses

  Each participant in the Plan is charged a flat annual fee for Plan administrative expenses, including recordkeeping, trustee and other expenses considered reasonable by the Plan administrator. The fee is divided on a pro rata basis among each investment option of the participant. The per-participant fee for 1998, 1997 and 1996 was $33.00, $30.00 and $26.40,
respectively. Additional fees are also charged to individual participants for various services provided by the Plan's recordkeeper and the BellSouth Participant Service Center.

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees, included in allocated share of Trust investment activities in the Statements of Changes in Net Assets Available for Benefits with Fund Information for the years presented, were as follows:

                                                             For the Year Ended
                                                                December 31,
                                                             --------------------
                                                             1998   1997   1996
                                                             ------------- ------
Indexed Stock Fund..........................................  $182  $  190  $138
Interest Income Fund........................................   363     426   346
Bond Fund...................................................   331     367   367
Balanced Fund...............................................   106     114    71
                                                             ----- ------- -----
                                                             $982   $1,097  $922
                                                             ===== ======= =====

  For the mutual funds, investment manager fees are not paid directly from the Master Savings Trust. However, these investments are subject to mutual fund management fees which reduce the overall return of the respective mutual fund. These fees, expressed as percentages of fund assets, which were assessed against the mutual funds by their respective managers, were as follows:

                                                                 For the Year
                                                                     Ended
                                                                 December 31,
                                                               -----------------
                                                               1998  1997  1996
                                                               ----- ----- -----
Fidelity Growth & Income Portfolio............................ 0.71% 0.75% 0.74%
Vanguard Index Trust Growth Portfolio*........................ 0.20% 0.20%   --
DFA U.S. 6-10 Value Portfolio II.............................. 0.45% 0.75% 0.85%
T. Rowe Price Mid-Cap Growth*................................. 0.91% 1.04%   --
DFA U.S. Large Cap Value II Fund.............................. 0.39% 0.75% 0.82%
DFA International Value II Fund............................... 0.55% 0.75% 0.86%
Berger 100 Fund*..............................................   --  1.41% 1.42%
American Century/Twentieth Century Growth Investors Fund*.....   --  1.00% 1.00%

--------
* During 1997, the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio replaced the Berger 100 Fund and the American
 Century/Twentieth Century Growth Investors Fund. For additional information, see Note 1.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

5. Plan Expenses--(continued)

  For the three years ended December 31, 1998, no fees were paid to investment managers for management of the BellSouth Stock Fund.

6. Tax Status

  The Internal Revenue Service has determined and informed BellSouth by a favorable determination letter dated April 14, 1998 that the Plan and related Trust meet the requirements of Section 401(a) of the Code and are exempt from federal income taxes under Section 501(a) of the Code.

  As discussed in Note 1, the Plan has been amended subsequent to the determination letter referred to above. BellSouth believes that the Plan, in its current form, will maintain its tax exempt status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  The federal income tax effects on participants with respect to the Plan are described in the SPD.

7. Termination Priorities

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated and if BellSouth or its subsidiaries sponsor another defined contribution plan, the participants may elect to have their units transferred to the other plan. If BellSouth or its subsidiaries do not sponsor such a plan, the participants would receive a lump-sum distribution of their units.

8. Interest in BellSouth Master Savings Trust

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the SSP. Prior to April 1, 1996, the Plan's assets were also commingled with the assets of the RSP, which was merged with and into the Plan on April 1, 1996.

  The assets of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust's assets. The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1998 and 1997 was 64.52177% and 66.75389%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1998 and 1997 were as follows:

                                                               1998      1997
                                                             --------- ---------
   BellSouth Stock Fund..................................... 52.01435% 49.71811%
   Indexed Stock Fund....................................... 85.68681% 85.12677%
   Interest Income Fund..................................... 73.61537% 71.88872%
   Bond Fund................................................ 93.03495% 93.41432%
   Balanced Fund............................................ 82.69798% 82.60366%
   Fidelity Growth & Income Portfolio....................... 72.63523% 72.13917%
   Vanguard Index Trust Growth Portfolio.................... 73.84212% 70.06610%
   DFA U.S. 6-10 Value Portfolio II......................... 83.44243% 80.46464%
   T. Rowe Price Mid-Cap Growth............................. 80.18008% 78.53335%
   DFA U.S. Large Cap Value II Fund......................... 74.56399% 73.59767%
   DFA International Value II Fund.......................... 87.97291% 87.09114%
   Participant Loans........................................ 66.53608% 72.46246%
   Other.................................................... 69.80486% 69.58087%

                       BELLSOUTH RETIREMENT SAVINGS PLAN

     (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

8. Interest in BellSouth Master Savings Trust--(continued)

  The financial position of the Master Savings Trust at December 31, 1998 and 1997 was as follows:

                                                             1998       1997
                                                             ----       ----
Assets:
 Investments at value:
  BellSouth Stock Fund:
   Shares of BellSouth Common Stock#..................... $4,203,286 $2,284,295
   Temporary cash investments............................    129,190     28,464
   Distributable shares .................................         84         69
  Indexed Stock Fund:
   Equity Index Fund#....................................  1,287,238  1,218,854
   Temporary cash investments............................         28         50
  Interest Income Fund:
   Contracts.............................................  1,197,686  1,180,628
   Temporary cash investments............................     92,759     61,963
  Bond Fund:
   Securities............................................    144,785    113,050
   Temporary cash investments............................      2,555      2,791
  Balanced Fund:
   Securities............................................    127,085    114,364
   Temporary cash investments............................     11,050     12,927
  Fidelity Growth & Income Portfolio:
   Securities............................................    247,529    222,255
   Temporary cash investments............................          6          1
  Vanguard Index Trust Growth Portfolio:
   Securities............................................    174,581     66,199
   Temporary cash investments............................          4        --
  DFA U.S. 6-10 Value Portfolio II:
   Securities............................................     81,518    126,866
   Temporary cash investments............................        --           1
  T. Rowe Price Mid-Cap Growth:
   Securities............................................     71,251     51,856
   Temporary cash investments............................          1          1
  DFA U.S. Large Cap Value II Fund:
   Securities............................................     40,975     51,246
  DFA International Value II Fund:
   Securities............................................     36,986     36,359
   Temporary cash investments............................          3        --
 Participant Loans:
  Loans to participants..................................     89,430     83,956
  Temporary cash investments.............................        --          99
 Contribution Account+:
  Temporary cash investments.............................        155      8,994
 Distribution Account+:
  Securities.............................................      1,075        --
  Temporary cash investments.............................      8,496     10,006
 Expense Account+:
  Temporary cash investments.............................      2,524      1,456
 Dividends and interest income receivable................      2,206      2,236
 Receivable for investments sold.........................      4,310     50,270
 Other receivables.......................................      5,934     20,918
 Variation margin receivable.............................        --          51
                                                          ---------- ----------
                                                           7,962,730  5,750,225
Liabilities:
 Payable for investments purchased.......................    115,408     67,167
 Variation margin payable................................        892         14
 Administrative fees payable.............................        102        194
                                                          ---------- ----------
 Trust net assets (excluding ESOP Trusts)................  7,846,328  5,682,850

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

8. Interest in BellSouth Master Savings Trust--(continued)

                                                            1998        1997
                                                            ----        ----
Investment in ESOP Trusts:
 Shares of BellSouth Common Stock allocated to partici-
  pants#................................................   2,333,414  1,245,401
 Distributable shares...................................         107         77
 Shares of BellSouth Common Stock held for future allo-
  cation#...............................................   1,259,180    849,442
 Temporary cash investments.............................      34,783     31,588
                                                         ----------- ----------
 Total investments......................................  11,473,812  7,809,358
Liabilities:
 Notes payable..........................................     467,018    534,436
                                                         ----------- ----------
 Trust net assets....................................... $11,006,794 $7,274,922
                                                         =========== ==========
 Investments at cost.................................... $ 6,453,240 $5,298,067
                                                         =========== ==========

--------
# Represents an individual investment which is 5% or more of the Net Assets of the Master Savings Trust.
+ These accounts are included as "Other" in the accompanying financial statements.

  Distributions from the BellSouth Stock Fund and the ESOP Trusts that are payable in shares of BellSouth Common Stock are separated from the "Shares of BellSouth Common Stock" and "Shares of BellSouth Common Stock allocated to participants" lines and reflected as "Distributable Shares" instead.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment Purposes.

  Assets in the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, mutual funds and some of the assets in the Balanced Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate daily.

  Assets in the Interest Income Fund are invested in a number of contracts with different interest rates and maturities issued by insurance companies and other financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each day. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Master Savings Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1998 and 1997 was $1,197,686 and $1,180,628, respectively.

  The crediting interest rate at December 31, 1998 and 1997 was 6.49% and 6.65%, respectively. The average yield for the years ended December 31, 1998 and 1997 was 6.13% and 6.64%, respectively. Interest rates are reset on a semi-annual, quarterly or monthly basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  During 1990, the BellSouth Management Savings and Employee Stock Ownership Plan Trust and the BellSouth Savings and Security ESOP Trust (the ESOP Trusts) issued medium-term notes in the aggregate amount of $850 million to fund the purchase of BellSouth Common Stock to be utilized at later dates to fulfill match obligations. Shares purchased with such funds are released for allocation to participant accounts based on a prescribed schedule coinciding with payments on the ESOP notes.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

8. Interest in BellSouth Master Savings Trust--(continued)

  Assets held in the Master Savings Trust are generally unavailable to service the ESOP debt; however, the notes are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the ESOP Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP notes. Such contributions are classified as Supplemental Contributions in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information. These contributions are subject to the claims of holders of debt securities issued by the ESOP Trusts but are held at BellSouth and paid to the ESOP Trusts twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the ESOP Trusts unless there was a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities.

  In addition to Supplemental Contributions, BellSouth contributes amounts necessary to purchase any additional shares required to meet the match obligations after shares released by the ESOP Trusts have been used. Such contributions are classified as Employing Company Contributions in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information.

  In lieu of receiving cash dividends earned on shares of BellSouth Common Stock which have been allocated to participants from the ESOP Trusts, participant accounts are credited with equivalent shares of BellSouth Common Stock. Dividends on the related ESOP shares are transferred to the Unallocated ESOP Fund and are applied towards the service of the ESOP notes. The transfer of these earnings is classified as Transfer for Loan Repayment in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information.

  For the years ended December 31, 1998, 1997 and 1996, BellSouth made cash contributions to the ESOP Trusts in the amount of $71,857, $68,393 and $67,621, respectively, for the purpose of servicing the guaranteed debt and cash contributions in the amount of $8,322, $21,675 and $23,539, respectively, to purchase additional shares to meet the match obligations.

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Plan Trust:

                   Title                      Amount  Interest Rate   Due Date
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000
                                             ========

  BellSouth Savings and Security ESOP Trust:

                   Title                      Amount  Interest Rate   Due Date
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1998 were as follows:

                               1999    2000    2001     2002     2003    Total
                              ------- ------- ------- -------- -------- --------
Maturities................... $75,589 $84,470 $94,128 $104,648 $108,183 $467,018
                              ======= ======= ======= ======== ======== ========

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (Dollars in Thousands, Except Unit Values and Per-Participant Amounts)

8. Interest in BellSouth Master Savings Trust--(continued)

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual Plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1998.

  The Master Savings Trust investment activities for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                                   For the Year Ended
                                                      December 31,
                                             ---------------------------------
                                                1998        1997       1996
                                             ----------  ----------  ---------
Investment Activities:
 Dividends on shares of BellSouth Common
  Stock..................................... $  110,822  $  117,861  $ 129,554
 Interest Income Fund income................     78,395      77,381     69,519
 Other interest.............................     46,717      38,778     25,723
 Net change in unrealized
  appreciation/(depreciation) on
  investments...............................  2,617,133     689,077   (237,602)
 Net realized gain on investments...........  1,161,504     991,088    153,494
 Investment manager fees....................     (1,198)     (1,308)    (1,143)
 Other fees.................................     (3,262)     (2,960)    (2,035)
                                             ----------  ----------  ---------
Net investment activities................... $4,010,111  $1,909,917  $ 137,510
                                             ==========  ==========  =========

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

           ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 (In Thousands)

                                                           December 31, 1998
                                                    -------------------------------
                                                    Number of
                                                    Shares or
                                                    Principal             Carrying
         Name of Issuer and Title of Issue           Amount      Cost      Value
         ---------------------------------          --------- ---------- ----------
                              BELLSOUTH STOCK FUND
Shares of BellSouth common stock*#--97.0%..........   84,278  $2,214,809 $4,203,370
                                                              ---------- ----------
Temporary Cash Investments--3.0%...................   60,757  $  129,141 $  129,190
                                                              ---------- ----------
  Total BellSouth Stock Fund--100.0%...............           $2,343,950 $4,332,560
                                                              ---------- ----------
                               INDEXED STOCK FUND
Bankers Trust Pyramid Equity Index Fund*#--99.9%...      441  $  894,758 $1,287,238
                                                              ---------- ----------
Temporary Cash Investments--0.1%...................       13  $       27 $       28
                                                              ---------- ----------
    Total Indexed Stock Fund--100.0%...............           $  894,785 $1,287,266
                                                              ---------- ----------
                              INTEREST INCOME FUND
Annuity Contracts with Insurance Companies+--92.8%

 Aetna Life Insurance Company
  (6.97%).......................................... $ 50,669  $   50,669 $   50,669
 Allstate Life Insurance
  (6.39%).......................................... $ 71,544  $   71,544 $   71,544
 Bankers Trust
  (7.15%).......................................... $119,672  $  119,672 $  119,672
 CDC Investment
  (5.85%-7.61%).................................... $127,649  $  127,649 $  127,649
 Continental Assurance
  (5.57%-5.96%).................................... $108,039  $  108,039 $  108,039
 Jackson National Life
  (6.21%).......................................... $ 50,958  $   50,958 $   50,958
 John Hancock Mutual Life
  (4.45%-6.87%).................................... $192,027  $  192,027 $  192,027
 MBL Life Assurance Corp.
  (5.10%-9.75%).................................... $  3,949  $    3,949 $    3,949
 Massachusetts Mutual
  (6.18%-6.81%).................................... $ 24,738  $   24,738 $   24,738
 Metropolitan Life Insurance Co.
  (5.79%-6.20%).................................... $ 64,523  $   64,523 $   64,523
 Monumental Life Insurance Co.
  (5.55%-6.79%).................................... $131,404  $  131,404 $  131,404
 New York Life Insurance Co.
  (5.62%-6.80%).................................... $ 25,451  $   25,451 $   25,451
 Prudential Insurance Company of America
  (8.23%-9.95%).................................... $  8,607  $    8,607 $    8,607
 Rabobank Nederland
  (6.23%-7.58%).................................... $ 86,163  $   86,163 $   86,163
 State Street Bank & Trust
  (4.42%).......................................... $ 10,122  $   10,122 $   10,122
 Sun Life Association, Canada
  (5.78%).......................................... $  6,615  $    6,615 $    6,615
 TransAmerican Life & Annuity
  (6.41%-6.70%).................................... $ 75,423  $   75,423 $   75,423
 United Bank of Switzerland
  (7.38%-8.30%).................................... $ 40,133  $   40,133 $   40,133
                                                              ---------- ----------
                                                              $1,197,686 $1,197,686
                                                              ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                         December 31, 1998
                                                  -------------------------------
                                                  Number of
                                                  Shares or
                                                  Principal             Carrying
        Name of Issuer and Title of Issue          Amount      Cost      Value
        ---------------------------------         --------- ---------- ----------
Temporary Cash Investments--7.2%
 IBM Commercial Paper, 01/04/99..................  $10,000  $    9,992 $    9,992
 BT Pyramid Directed Cash Fund*..................   82,767  $   82,767 $   82,767
                                                            ---------- ----------
                                                            $   92,759 $   92,759
                                                            ---------- ----------
  Total Interest Income Fund--100.0%.............           $1,290,445 $1,290,445
                                                            ---------- ----------

                                   BOND FUND
U.S. Government Treasury Notes--9.9%
 U.S. Treasury Notes, 3.625%, 07/15/02...........  $ 3,000  $    3,016 $    3,049
 U.S. Treasury Notes, 7.500%, 02/15/05...........  $10,000  $   11,419 $   11,450
                                                            ---------- ----------
                                                            $   14,435 $   14,499
                                                            ---------- ----------
U.S. Government Treasury Bonds--15.7%
 U.S. Treasury Bonds,  8.750%, 05/15/17..........  $ 1,000  $    1,404 $    1,391
 U.S. Treasury Bonds,  8.875%, 02/15/19..........  $   500  $      717 $      712
 U.S. Treasury Bonds, 11.125%, 08/15/03..........  $ 4,450  $    5,619 $    5,616
 U.S. Treasury Bonds, 11.625%, 11/15/04..........  $   600  $      799 $      808
 U.S. Treasury Bonds, 12.000%, 08/15/13..........  $ 9,600  $   14,531 $   14,657
                                                            ---------- ----------
                                                            $   23,070 $   23,184
                                                            ---------- ----------
Other U.S. Government--2.5%
 Stripped U.S. Treasury Bonds, 8.750%, 05/15/17..  $10,100  $    3,541 $    3,670
                                                            ---------- ----------
                                                            $    3,541 $    3,670
                                                            ---------- ----------
Federal Agency Obligations--6.7%
 Government Natl. Mtg. Assn., 6.500%, 12/20/28...  $ 5,000  $    4,802 $    4,816
 U.S. Dept. Veterans Affairs, 6.500%, 05/15/25...  $ 5,000  $    5,039 $    5,070
                                                            ---------- ----------
                                                            $    9,841 $    9,886
                                                            ---------- ----------
Other Federal Agencies--7.7%
 F.H.L.M. Corp., 02/15/27........................  $11,104  $   11,177 $   11,149
 F.H.L. Banks Discount Note, 01/20/99............  $   200  $      199 $      200
                                                            ---------- ----------
                                                            $   11,376 $   11,349
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                           December 31, 1998
                                                      ---------------------------
                                                      Number of
                                                      Shares or
                                                      Principal          Carrying
          Name of Issuer and Title of Issue            Amount     Cost    Value
          ---------------------------------           --------- -------- --------
Domestic Corporate Obligations--55.8%
 Associates Corp. North Amer.
  5.750%, 11/01/03...................................  $ 5,000  $  4,998 $  5,045
 Chrysler Finl. Corp.
  6.52%, 07/21/99....................................  $   200  $    202 $    201
 Chrysler Finl. Corp.
  9.5%, 12/15/99.....................................  $   900  $    967 $    935
 Citicorp Mtg. Secs Inc.
  6.500%, 11/25/27...................................  $10,000  $ 10,050 $ 10,078
 Columbia/HCA
  6.500%, 03/15/99...................................  $   600  $    601 $    599
 Ford Motor Credit Company
  7.750%, 11/15/02...................................  $ 5,000  $  5,317 $  5,385
 General Mtrs. Accept. Corp.
  5.750%, 11/10/03...................................  $ 5,000  $  4,981 $  5,039
 General Mtrs. Accept. Corp.
  6.750%, 02/07/02...................................  $ 6,000  $  6,134 $  6,215
 Norwest Asset Secs Corp.
  6.750%, 05/25/28...................................  $ 8,000  $  7,813 $  7,912
 Philadelphia Elec. Co.
  5.625%, 11/01/01...................................  $ 5,000  $  4,938 $  5,002
 Philip Morris
  7.250%, 01/15/03...................................  $   300  $    311 $    318
 Residential Fdg. Mtg. Secs I Inc.
  7.000%, 11/25/27...................................  $ 5,000  $  5,052 $  5,086
 Residential Fdg. Mtg. Secs I Inc.
  7.500%, 04/25/27...................................  $ 6,394  $  6,510 $  6,546
 Texas Utilities
  9.50%, 08/01/99....................................  $   600  $    637 $    613
 Union Oil
  7.24%, 04/01/99 ...................................  $ 1,600  $  1,635 $  1,610
 Union Pac. Corp.
  6.250%, 03/15/99...................................  $ 2,600  $  2,607 $  2,603
 United Telecommunications Inc.
  9.440%, 08/15/01...................................  $10,000  $ 10,932 $ 10,911
 USA Waste Svcs. Inc.
  6.125%, 07/15/01...................................  $ 3,000  $  2,994 $  3,019
 Worldcom Inc. GA
  6.125%, 08/15/01...................................  $ 5,000  $  4,995 $  5,080
                                                                -------- --------
                                                                $ 81,674 $ 82,197
                                                                -------- --------
Temporary Cash Investments--1.7%
 General Electric Cap. Corp. Comm. Paper, 01/29/99...  $ 1,100  $  1,095 $  1,095
 Bankers Trust Pyramid Cash Plus*....................      686  $  1,458 $  1,460
                                                                -------- --------
                                                                $  2,553 $  2,555
                                                                -------- --------
  Total Bond Fund--100.0%............................           $146,490 $147,340
                                                                -------- --------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                                     December 31, 1998
                                                              -------------------------------
                                                              Number of
                                                              Shares or
                                                              Principal             Carrying
             Name of Issuer and Title of Issue                 Amount      Cost      Value
             ---------------------------------                --------- ---------- ----------

                                 BALANCED FUND
BT Equity Index Fund*--56.2%................................       27   $   52,637 $   77,664
                                                                        ---------- ----------
BT Broad Market Fixed Income Fund*--35.5%...................   22,325   $   39,064 $   48,973
                                                                        ---------- ----------
U.S. Treasury Bill, Exp. 01/07/99--0.3%.....................   $  470   $      448 $      448
                                                                        ---------- ----------
Temporary Cash Investments--8.0%............................    5,197   $   10,884 $   11,050
                                                                        ---------- ----------
  Total Balanced Fund--100.0%...............................            $  103,033 $  138,135
                                                                        ---------- ----------

                       FIDELITY GROWTH & INCOME PORTFOLIO

Shares of Fidelity Secs. Growth & Income Com. Stk.--99.9%...    5,400   $  183,847 $  247,529
                                                                        ---------- ----------
Temporary Cash Investments--0.1%............................        3   $        5 $        6
                                                                        ---------- ----------
  Total Fidelity Growth & Income Portfolio--100.0%..........            $  183,852 $  247,535
                                                                        ---------- ----------

                     VANGUARD INDEX TRUST GROWTH PORTFOLIO

Shares of Vanguard Index--99.9%.............................    5,513   $  140,738 $  174,581
                                                                        ---------- ----------
Temporary Cash Investments--0.1%............................        2   $        4 $        4
                                                                        ---------- ----------
  Total Vanguard Index Trust Growth Portfolio--100.0%.......            $  140,742 $  174,585
                                                                        ---------- ----------

                        DFA U.S. 6-10 VALUE PORTFOLIO II

Shares of Dimensional Invt Grp Small Cap Val. Com. Stk.--
 100.0%.....................................................    5,370   $   86,079 $   81,518
                                                                        ---------- ----------
  Total DFA U.S. 6-10 Value Portfolio II--100.0%............            $   86,079 $   81,518
                                                                        ---------- ----------

                          T. ROWE PRICE MID-CAP GROWTH

Shares of T. Rowe Price Mid-Cap Growth--99.9%...............    2,091   $   61,179 $   71,251
                                                                        ---------- ----------
Temporary Cash Investments--0.1%............................        1   $        1 $        1
                                                                        ---------- ----------
  Total T. Rowe Price Mid-Cap Growth--100.0%................            $   61,180 $   71,252
                                                                        ---------- ----------

                        DFA U.S. LARGE CAP VALUE II FUND

Shares of Dimensional Invt Grp Inc Lrge Cap Val. Com. Stk.--
 100.0%.....................................................    2,198   $   35,542 $   40,975
                                                                        ---------- ----------
  Total DFA U.S. Large Cap Value II Fund--100.0%............            $   35,542 $   40,975
                                                                        ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                  EMPLOYER IDENTIFICATION NUMBER: 58-1533433

    ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                (In Thousands)

                                                        December 31, 1998
                                                 --------------------------------
                                                 Number of
                                                 Shares or
                                                 Principal             Carrying
       Name of Issuer and Title of Issue          Amount      Cost       Value
       ---------------------------------         --------- ---------- -----------

                        DFA INTERNATIONAL VALUE II FUND

Shares of Dimensional Invt Grp Intl Com. Stk.--
 99.9%..........................................    3,242  $   35,870 $    36,986
                                                           ---------- -----------
Temporary Cash Investments--0.1%................        1  $        3 $         3
                                                           ---------- -----------
  Total DFA International Value II Fund--100.0%.           $   35,873 $    36,989
                                                           ---------- -----------

                               PARTICIPANT LOANS

Loans to Participants (7.0%-11.0%)--100.0%......  $89,430  $   89,430 $    89,430
                                                           ---------- -----------
  Total Loan Fund--100.0%.......................           $   89,430 $    89,430
                                                           ---------- -----------

                            CONTRIBUTION ACCOUNT++
Temporary Cash Investments--100.0%..............       73  $      155 $       155
                                                           ---------- -----------
  Total Contribution Acct.--100.0%..............           $      155 $       155
                                                           ---------- -----------

                            DISTRIBUTION ACCOUNT++
Shares of BellSouth Common Stock*--11.2%........       22  $      347 $     1,075
                                                           ---------- -----------
Temporary Cash Investments--88.8%...............    3,996  $    8,488 $     8,496
                                                           ---------- -----------
  Total Distribution Acct.--100.0%..............           $    8,835 $     9,571
                                                           ---------- -----------

                               EXPENSE ACCOUNT++
Temporary Cash Investments--100.0%..............    1,187  $    2,473 $     2,524
                                                           ---------- -----------
  Total Expense Acct.--100.0%...................           $    2,473 $     2,524
                                                           ---------- -----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
Shares of BellSouth Common Stock*#--99.0%.......   72,036  $  996,178 $ 3,592,701
                                                           ---------- -----------
Temporary Cash Investments--1.0%................   16,358  $   34,198 $    34,783
                                                           ---------- -----------
  Total Employee Stock Ownership Fund--100.0%...           $1,030,376 $ 3,627,484
                                                           ---------- -----------
  TOTAL INVESTMENTS.............................           $6,453,240 $11,577,764
                                                           ========== ===========

--------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

 * This investment is a security issued by a party-in-interest to the Plan.
 # Represents an individual investment which is 5% or more of the Net Assets of the Master Savings Trust.
 + The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.13% for the year 1998. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.
++ These accounts are included as "Other" in the Plan's Financial Statements.